UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2017

NXCHAIN INC.

(Exact name of registrant as specified in its charter

Delaware	0-22735	45-3977747
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17702 Mitchell North Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 673-2464

11753 Willard Avenue
Tustin, California

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND
Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OF REGISTRANT

On October 30, 2017, NXChain Inc., a Delaware corporation (the “Registrant”), entered into the following agreements with L2 Capital , LLC, a Delaware limited liability company (the “Investor”): Equity Purchase Agreement; Registration Rights Agreement; and a Convertible Note.

The Equity Purchase Agreement gives the Investor the right to purchase up to $5,000,000 shares of common stock in the Registrant at a price per share based on 85 % of the lowest trading price of the stock during the last five days of trading of Registrant’s common stock after Investor provides notice and obtains the right to purchase shares under the Equity Purchase Agreement.

The Registration Rights Agreement requires the Registrant to file a registration statement to register the shares to be issued under the Equity Purchase Agreement and under the Convertible Note to the Investor. The Registrant must file this registration statement no later than 30 days after October 30, 2017.

The Convertible Note is a commitment fee paid by Registrant to Investor. The note has a principal amount of $250,000, which Registrant owes from October 26, 2017. The note is convertible into common stock of the Registrant at a price of $4 per share unless the Registrant defaults on the note, such as failing to obtain registration of the Registrant’s common stock with the SEC within 6 months of October 26, 2017, failing to pay principal as it comes due, failing to pay interest as it comes due, failing to issue sufficient shares of Registrant to repay the note, and failing to pay principal and/or interest of the note with cash if Registrant is unable to pay in its common shares. In the event of a default, Investor has the right to convert the note at a price of 50% of the lowest trading price for Registrant’s common shares during the last five trading days before Investor has the right to convert the note to Registrant’s common shares (collectively the “Default Price”). For each event of default after the first default on the note by Registration, the conversion price per share decreases by 5% (from the initial default rate of 50%) times the lowest trading price described herein. After a default, the note carries an interest rate of 24% on the unpaid principal. The maximum amount of Registrant’s shares to issue under the note is less than 5% of Registrant’s outstanding common stock shares.

Item 3.01	NOTICE OF FAILURE TO SATISFY A LISTING STANDARD

On October 13, 2017, the OTC Markets Group provided notice that its 45 day grace period for Registrant to file its Form 10-K for its most recently completed fiscal year on May 31, 2017. This Form 10-K filing date with the SEC was August 29, 2017. Under Section 2.2 of the OTCQB Eligibility Standards, OTC Markets Group moved trading of Registrant’s common stock from the OTCQB market to the Pink Sheets, which is also operated by OTC Markets Group, until Registrant files this Form 10-K and reapplies for re-qualification for its common stock to trade on the OTCQB market under Section 4.1 of OTCQB Eligibility Standards. Registrant is actively seeking an auditor to audit Registrant. Several auditors have declined to perform the audit for Registrant to prepare its Form 10-K.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1	Equity Purchase Agreement
10.2	Registration Rights Agreement
10.3	Convertible Note

Certain statements contained in this Form 8-K may be deemed to be forward-looking statements under federal securities laws and the Registrant intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, but are not limited to those made in this disclosure. Registrant cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Additional information on factors is continued in the Registrant’s filings made with the Securities and Exchange Commission. The Registrant assumes no (and hereby disclaims) obligation to update the forward-looking statements contained in this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Security Exchange Act of 1943, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2017	NXCHAIN INC.

/s/ Sean Tabatabai
Chief Executive Officer

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